UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2012

Sigma-Aldrich Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-8135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Spruce Street, St. Louis, Missouri 63103

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (314) 771-5765

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On January 8, 2012, Sigma-Aldrich Corporation (“Sigma-Aldrich”), Sigma-Aldrich Holding LLC, a wholly-owned subsidiary of Sigma-Aldrich (“Sigma-Aldrich Holding,” and together with Sigma-Aldrich, “Purchaser”), Sigma-Aldrich Acquisition LLC, a wholly-owned subsidiary of Sigma-Aldrich Holding (“Merger Sub”), BioReliance Holdings, Inc. (the “Company”), and Avista Capital Partners GP, LLC (“Avista”), as representative to the securityholders of the Company, entered into a definitive agreement and plan of merger (the “Agreement”). The Agreement provides that Purchaser and Merger Sub will effect a merger of Merger Sub with and into the Company (the “Merger”). Upon consummation of the Merger, Merger Sub will cease to exist and the Company will become a subsidiary of Purchaser. The aggregate transaction purchase price will be approximately $350,000,000 in cash, subject to certain adjustments at closing and post-closing.

The Agreement contains customary representations and warranties and also contains customary covenants made by the Company, including, among others, covenants (i) to conduct its businesses in the ordinary course consistent with past practice during the interim period between the execution of the Agreement and consummation of the transactions contemplated by the Agreement, (ii) not to engage in certain kinds of transactions during such period, (iii) to engage in exclusive dealing and (iv) to use commercially reasonable efforts to consummate the transactions contemplated by the Agreement as promptly as practicable.

Consummation of the transactions contemplated by the Agreement is subject to customary closing conditions, including the absence of certain legal impediments to the consummation of the transactions and the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Agreement contains certain termination rights for both Purchaser and the Company, including the right of Purchaser or the Company to terminate if the Closing shall not have occurred by March 31, 2012 (unless extended in certain circumstances).

The parties expect to close the transactions contemplated by the Agreement in the first quarter of 2012, subject to the receipt of regulatory approval and the satisfaction of other closing conditions. Other than the Agreement and any ancillary related agreements, there is no material relationship between any of Purchaser, Merger Sub and Sigma-Aldrich and the Company or Avista.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement, which is filed as Exhibit 2.1 hereto, and incorporated into this report by reference.

Section 8 — Other Events

Item 8.01	Other Events.

On January 9, 2012, Sigma-Aldrich issued a press release announcing the execution of the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated January 8, 2012, by and among Sigma-Aldrich Corporation, Sigma-Aldrich Holding LLC, Sigma-Aldrich Acquisition LLC, BioReliance Holdings, Inc., and Avista Capital Partners GP, LLC.

99.1	Text of press release dated January 9, 2012.

*	The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Sigma-Aldrich hereby undertakes to furnish copies of any of the omitted schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA-ALDRICH CORPORATION

Date: January 9, 2012	By	/s/ George L. Miller
George L. Miller Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated January 8, 2012, by and among Sigma-Aldrich Corporation, Sigma-Aldrich Holding LLC, Sigma-Aldrich Acquisition LLC, BioReliance Holdings, Inc., and Avista Capital Partners GP, LLC.

99.1	Text of press release dated January 9, 2012.

*	The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Sigma-Aldrich hereby undertakes to furnish copies of any of the omitted schedules and exhibits to the U.S. Securities and Exchange Commission upon request.